Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

SILVER SPRING, Md. (March 30, 2023) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2022.

“We made excellent progress in our march toward positive free cash flow during the quarter, improving our Adjusted Free Cash Flow by more than $22 million year over year. Prioritizing business sustainability and profitability, we made some strategic decisions in our content licensing line of business that sacrificed significant quarterly revenue performance, but that enhance our long-term strength and optionality,” said Clint Stinchcomb, President & CEO. “In a time of rapid evolution in our industry that will determine who survives and thrives, we are confident in our strategy. We believe that our strong balance sheet, with more than $50 million of cash and investments and no debt, our new increased subscription pricing following extensive testing with millions of consumers, the run-off of considerable legacy spending obligations, our deep and globally appealing factual library, and several recent partner launches in Eastern Europe, India, Australia and Western Europe, put us in a powerful position in 2023.”

“Separately, on March 27th, we increased our subscription pricing to $4.99 per month from $2.99 per month for new monthly subscribers and to $39.99 per year from $19.99 per year for new annual subscribers. We had long maintained our pricing despite the significant investments we have made to expand our content library and improve the user experience. We believe our new price points continue to represent exceptional value relative to other subscription services available in the market.”

Fourth Quarter 2022 Financial Results

•	Revenue of $14.5 million, compared to $27.3 million in the fourth quarter of 2021;

•	Gross profit of $1.4 million, compared to $10.0 million in the fourth quarter of 2021;

•	Total advertising and marketing and general and administrative expenses of $16.7 million, a 40% year-over-year reduction;

•	Net loss of $(14.5) million, compared to net loss of $(11.4) million in the fourth quarter of 2021;

•	Adjusted EBITDA of $(13.6) million, compared to Adjusted EBITDA of $(16.3) million in the fourth quarter of 2021;

•	Adjusted Free Cash Flow of $(8.8) million, compared to Adjusted Free Cash Flow of $(31.5) million in the fourth quarter of 2021; and

•	Cash, restricted cash and available-for-sale investments balance of $55.5 million and no debt as of December 31, 2022.

Full Year 2022 Financial Results

•	Revenue of $78.0 million, compared to $71.3 million in 2021;

•	Gross profit of $26.5 million, compared to $34.6 million in 2021;

•	Net loss of $(50.9) million, compared to net loss of $(37.6) million in 2021;

•	Adjusted EBITDA of $(44.3) million, compared to Adjusted EBITDA of $(44.9) million in 2021; and

•	Adjusted Free Cash Flow of $(39.7) million, compared to Adjusted Free Cash Flow of $(73.6) million in 2021.

Full Year 2022 Business Highlights

•	Demonstrated continued Smart Bundle subscriber momentum with 32% year-over-year growth and record monthly subscriber net additions in December;

•

Added the Da Vinci Kids educational streaming and interactive learning platform to Curiosity’s Smart Bundle, which now provides subscribers with access to Tastemade, Topic, SOMM TV, One Day University, Nebula and CuriosityStream for $69.99 per year;

•

Premiered new, original programming, including CRACKING THE CODE; PLANET INSECT; TRACKER’S DIARY: BEARS OF KATMAI; TITANS: THE RISE OF HOLLYWOOD; CELTS: THE UNTOLD STORY; TRAITOR/PATRIOT; SECRETS OF THE UNIVERSE; IMPOSSIBLE ESCAPES; ASTEROID RUSH; Season Two of ENGINEERING THE FUTURE; TITANS: THE RISE OF WALL STREET; the 6-part series INSIDE THE MIND OF A CON ARTIST; RED ELVIS: THE COLD WAR COWBOY; and three new episodes of the ongoing series ANCIENT YELLOWSTONE; and

•

Provided subscribers with our 100 Days of Curiosity promotion, which showcased our most engaging titles across science, technology, history, nature, lifestyle and more, resulting in a 5x-25x increase in daily viewership for top performers.

Financial Outlook

CuriosityStream expects the following for the first quarter of 2023:

•	Revenue within the range of $11 - $13 million

•	Adjusted Free Cash Flow within the range of $(8) - $(6) million

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company’s Q4 and full year 2022 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2022, that we expect to file with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill and intangible assets, and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About Curiosity Inc.

Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With approximately 23 million total paying subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity Now, a free, ad-supported channel; Curiosity Audio Network, featuring original content and podcasts; and Curiosity Studios, which oversees original programming. Curiosity Inc. also owns and operates One Day University, which provides access to engaging talks and lectures from leading university and college professors in the United States. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contacts:

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com

CuriosityStream Inc.

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$40,007	$15,216
Restricted cash	500	2,331
Short-term investments in debt securities	14,986	65,833
Accounts receivable, net	10,899	23,493
Other current assets	3,118	6,413

Total current assets	69,510	113,286

Investments in debt securities	—	15,430
Investments in equity method investees	10,766	9,987
Property and equipment, net	1,094	1,342
Content assets, net	68,502	72,682
Intangibles, net	251	1,369
Goodwill	—	2,793
Operating lease right-of-use assets	3,702	—
Other assets	288	689

Total assets	$154,113	$217,578

Liabilities and stockholders’ equity (deficit)
Current liabilities
Content liabilities	$2,862	$9,684
Accounts payable	6,065	3,428
Accrued expenses and other liabilities	7,752	12,429
Deferred revenue	14,281	22,430

Total current liabilities	30,960	47,971

Warrant liability	257	5,661
Non-current operating lease liabilities	4,648	—
Other liabilities	622	2,011

Total liabilities	36,487	55,643
Stockholders’ equity (deficit)
Common stock, $0.0001 par value—125,000 shares authorized as of December 31, 2022 and December 31, 2021; 52,853 shares issued and outstanding as of December 31, 2022; 52,677 issued and outstanding as of December 31, 2021	5	5
Additional paid-in capital	358,760	352,334
Accumulated other comprehensive loss	(40)	(222)
Accumulated deficit	(241,099)	(190,182)

Total stockholders’ equity (deficit)	117,626	161,935

Total liabilities and stockholders’ equity (deficit)	$154,113	$217,578

CuriosityStream Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Revenues	$14,499	$27,276	$78,043	$71,261
Operating expenses
Cost of revenues	13,132	17,240	51,536	36,673
Advertising and marketing	9,107	19,119	40,709	52,208
General and administrative	7,616	8,916	37,479	34,859
Impairment of goodwill and intangible assets	—	—	3,603	—

	29,855	45,275	133,327	123,740

Operating loss	(15,356)	(17,999)	(55,284)	(52,479)
Change in fair value of warrant liability	552	8,859	5,404	15,182
Interest and other income (expense)	740	(1,405)	176	486
Equity interests loss	(280)	(629)	(846)	(464)

Loss before income taxes	(14,344)	(11,174)	(50,550)	(37,275)
Provision for income taxes	202	232	367	360

Net loss	$(14,546)	$(11,406)	$(50,917)	$(37,635)

Net loss per share
Basic	$(0.28)	$(0.22)	$(0.96)	$(0.73)
Diluted	$(0.28)	$(0.22)	$(0.96)	$(1.02)
Weighted average number of common shares outstanding
Basic	52,811	52,644	52,787	51,482
Diluted	52,811	52,644	52,787	51,789

CuriosityStream Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the year ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(50,917)	$(37,635)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	(5,404)	(15,182)
Additions to content assets	(34,771)	(65,637)
Change in content liabilities	(6,822)	7,568
Amortization of content assets	39,291	27,881
Depreciation and amortization expenses	699	612
Impairment of goodwill and intangible assets	3,603	—
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	1,191	3,085
Stock-based compensation	6,644	6,964
Equity interests loss	846	464
Other non-cash items	1,141	240
Changes in operating assets and liabilities
Accounts receivable	11,862	(16,236)
Other assets	3,355	(2,652)
Accounts payable	2,654	(127)
Accrued expenses and other liabilities	(4,645)	7,414
Deferred revenue	(8,250)	9,999

Net cash used in operating activities	(39,523)	(73,242)

Cash flows from investing activities
Purchases of property and equipment	(130)	(351)
Business acquisitions	—	(5,362)
Investment in equity method investees	(2,438)	(9,638)
Sales of investments in debt securities	22,893	50,377
Maturities of investments in debt securities	43,873	41,900
Purchases of investments in debt securities	(1,497)	(151,861)

Net cash provided by (used in) investing activities	62,701	(74,935)

Cash flows from financing activities
Exercise of stock options	—	502
Exercise of warrants	—	54,898
Payments related to tax withholding	(218)	(454)
Proceeds from issuance of Common Stock	—	94,101
Payment of offering costs	—	(707)

Net cash (used in) provided by financing activities	(218)	148,340

Net increase in cash, cash equivalents and restricted cash	22,960	163
Cash, cash equivalents and restricted cash, beginning of period	17,547	17,384

Cash, cash equivalents and restricted cash, end of period	$40,507	$17,547

Supplemental disclosure:
Cash paid for taxes	$614	$269
Cash paid for operating leases	486	348
Right-of-use assets obtained in exchange for new operating lease liabilities(1)	3,965	—

(1)	Includes adoption of new leasing guidance effective January 1, 2022.

CuriosityStream Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Net loss	$(14,546)	$(11,406)	$(50,917)	$(37,635)
Change in fair value of warrant liability	(552)	(8,859)	(5,404)	(15,182)
Interest and other (income) expense	(740)	1,405	(176)	(486)
Provision for Income taxes	202	232	367	360
Equity interests loss	280	629	846	464
Depreciation and amortization	126	209	699	612
Impairment of goodwill and intangible assets	—	—	3,603	—
Stock-based compensation	1,588	1,518	6,644	6,964

Adjusted EBITDA	$(13,642)	$(16,272)	$(44,338)	$(44,903)

CuriosityStream Inc.

Reconciliation of Adjusted Free Cash Flow

(in thousands)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Net cash flow used in operating activities	$(8,779)	$(31,445)	$(39,523)	$(73,242)
Purchases of property and equipment	—	(60)	(130)	(351)

Adjusted Free Cash Flow	$(8,779)	$(31,505)	$(39,653)	$(73,593)